     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2006.
                                                     REGISTRATION NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ------------

                       ROCKWELL MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



                    MICHIGAN                                         38-3317208
         (State or other jurisdiction of                          (I.R.S. Employer
         incorporation or organization)                          Identification No.)




                                  ------------

                                30142 WIXOM ROAD
                              WIXOM, MICHIGAN 48393
                            TELEPHONE: (248) 960-9009
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                ROBERT L. CHIOINI
                                30142 WIXOM ROAD
                              WIXOM, MICHIGAN 48393
                            TELEPHONE: (248) 960-9009
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                  ------------

                                   COPIES TO:

                                  JOHN P. KANAN
                      HONIGMAN MILLER SCHWARTZ AND COHN LLP
                          2290 FIRST NATIONAL BUILDING
                          DETROIT, MICHIGAN 48226-3583
                                 (313) 465-7438
                            FAX NO.:  (313) 465-7439


                                  ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: After the effective date of this Registration Statement, depending upon market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------


     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

     If the Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]


                                  ------------

                         CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                                                   PROPOSED      PROPOSED
                                                                                    MAXIMUM       MAXIMUM
                                                                                   OFFERING      AGGREGATE     AMOUNT OF
                      TITLE OF EACH CLASS OF                       AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
                   SECURITIES TO BE REGISTERED                      REGISTERED    PER SHARE*      PRICE*          FEE
-------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value per share............................     111,895        $7.01       $784,384       $83.93
=========================================================================================================================



* Estimated solely for the purpose of computing the registration fee, based on the average of the high and low reported sale prices of the Registrant's common shares on July 14, 2006, as reported on The Nasdaq Capital Market, pursuant to Rule 457(c).


                                  ------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                       ROCKWELL MEDICAL TECHNOLOGIES, INC.

                                     111,895

                                  COMMON SHARES


                                  ------------

     This is an offering of 111,895 common shares, no par value, of Rockwell Medical Technologies, Inc. All of these shares are being offered by the selling shareholder. The selling shareholder acquired these shares on June 22, 2006 in a private placement of our common shares for $4.4684 a share and may offer them to the public or otherwise from time to time. We are registering the selling shareholder's resale of these shares pursuant to a Registration Rights Agreement between the selling shareholder and us. The registration of these shares does not necessarily mean that any of them will be offered or sold by the selling shareholder. The shares may be sold directly by the selling shareholder or through brokers, dealers or agents in private or market transactions. In connection with any sales, the selling shareholder and any brokers, dealers or agents participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Selling Shareholder" and "Plan of Distribution."

     The last reported sale price of the common shares, which are listed on The Nasdaq Capital Market under the symbol "RMTI," was $6.99 per share on July 14, 2006. Our headquarters is located at 30142 Wixom Road, Wixom, Michigan, 48393. Our telephone number is (248) 960-9009.


                                  ------------

     THIS IS A RISKY INVESTMENT. YOU SHOULD NOT INVEST IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SOME OF THE RISKS OF THIS INVESTMENT ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  ------------

Public offering price....  Market price, from time to time, in the market in which the shares are sold, a price related to the market price or a negotiated price.

Underwriting discounts
  and commissions.......   Customary for the type of transaction involved.

Proceeds to selling
shareholder*.............  Market price, from time to time, net of customary cost for execution of the type of transaction.*

--------

   * We will not receive any of the proceeds from the sale of common shares in this offering. Estimated expenses of $132,083.93 are payable by the Company.


                                  ------------

                  The date of this Prospectus is July 20, 2006

                                TABLE OF CONTENTS



                                                                                   PAGE
                                                                                   ----


WHERE YOU CAN GET MORE INFORMATION..............................................     2
DOCUMENTS INCORPORATED BY REFERENCE.............................................     2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.......................     3
RISK FACTORS....................................................................     4
THE COMPANY.....................................................................     9
USE OF PROCEEDS.................................................................     9
CAPITALIZATION..................................................................    10
SELLING SHAREHOLDER.............................................................    10
REGISTRATION RIGHTS.............................................................    11
PLAN OF DISTRIBUTION............................................................    11
LEGAL MATTERS...................................................................    13
EXPERTS.........................................................................    13
INDEMNIFICATION.................................................................    13


     You should rely only on the information contained in this Prospectus. Neither Rockwell Medical Technologies, Inc. nor any selling shareholder, broker, dealer or agent has authorized anyone to provide you with different or additional information. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our common shares.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares or possession or distribution of this Prospectus in any such jurisdiction. Persons who come into possession of this Prospectus in jurisdictions outside the United States are required to inform themselves about and to observe the restrictions of that jurisdiction related to this offering and the distribution of this Prospectus.

                       WHERE YOU CAN GET MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can inspect and copy such reports at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC (which includes us), which site can be found at http://www.sec.gov.

     We have filed with the SEC a Registration Statement on Form S-3 to register the common shares that we are offering in this Prospectus. This Prospectus is part of the Registration Statement. This Prospectus does not include all of the information contained in the Registration Statement. For further information about us and the common shares offered in this Prospectus, you should review the Registration Statement. You can inspect or copy the Registration Statement, at prescribed rates, at the SEC's public reference facilities at the address listed above.

     Statements contained in this Prospectus concerning the provisions of documents are necessarily summaries of such documents and when any such document is an exhibit to the Registration Statement, each such statement is qualified in its entirety by reference to the copy of such document filed with the SEC.

                       DOCUMENTS INCORPORATED BY REFERENCE

     This Prospectus incorporates documents by reference that are not presented in or delivered with it. The following documents, which we have filed with the SEC, are incorporated by reference into this Prospectus:

     - Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

     - Our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006.

     - Our Proxy Statement for our Annual Meeting of Shareholders held on May 25, 2006.

     - The description of our common shares included in our prospectus, dated July 24, 1997, included in our registration statement on Form SB-2 filed with the Securities and Exchange Commission on July 24, 1997, under the caption "Description of Securities' on pages 34 through 38 of the prospectus and incorporated by reference into our registration statement on Form 8-A filed with the Securities and Exchange Commission on January 23, 1998, including any amendment or reports filed for the purpose of updating such description.

     In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus but before termination of this offering are deemed to be incorporated by reference into this Prospectus and will constitute a part of this Prospectus from the date of filing of those documents.

     The documents incorporated by reference into this Prospectus are available from us upon request. We will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, at no cost to the requester, upon your written or oral request, a copy of all of the information that is incorporated in this Prospectus by reference, except for exhibits unless the exhibits are specifically incorporated by reference into this Prospectus. Please submit your requests for any of such documents to: Rockwell Medical Technologies, Inc., 30142 Wixom Road, Wixom, Michigan, 48393, Attn: Thomas E. Klema, Secretary, (248) 960-9009.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements. In addition, we may make forward-looking statements in future filings with the Securities and Exchange Commission and in written material, press releases and oral statements issued by us or on our behalf. Forward-looking statements include statements regarding the intent, belief, or current expectations of us or our officers, including statements preceded by, followed by or including forward-looking terminology such as "may", "might", "will", "should", "believe", "expect", "anticipate", "estimate", "continue", "predict", "forecast", "projected" or similar expressions, with respect to various matters.

     Our actual results might differ materially from those projected in the forward-looking statements depending on various important factors. These important factors include the cost of obtaining FDA approval to market our new iron supplemented dialysate product, the challenges associated with developing new products, the uncertainty of acceptance of our products by the hemodialysis community, competition in our market, general economic conditions, economic conditions in the hemodialysis industry and factors discussed in the "Risk Factors" section beginning on page 4, all of which constitute cautionary statements identifying important factors with respect to the forward-looking statements, including risks and uncertainties, that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements should be considered in light of these risks and uncertainties and you should not place undue reliance on them.

     All forward-looking statements in this Prospectus are based on information available to us on the date of this report. We do not undertake to update any forward-looking statements that may be made by us or on our behalf in this report or otherwise.

                                  RISK FACTORS

     An investment in our common shares involves a high degree of risk. You should carefully consider the specific factors listed below, together with the cautionary statement under the caption "Cautionary Statement Regarding Forward Looking Statements" and the other information included in this Prospectus, before purchasing our common shares. The risks described below are not the only ones that we face. Additional risks that are not yet known to us or that we currently think are immaterial could also impair our business, operating results or financial condition. If any of the following risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common shares could decline, and you may lose all or part of your investment. Throughout this Prospectus we refer to Rockwell Medical Technologies, Inc. as "Rockwell", the "Company", "we", "our" and "us".

  WE HAVE ONLY RECENTLY EXPERIENCED ANNUAL PROFITS AND HAVE AN ACCUMULATED
  DEFICIT

     Since we began, we experienced losses in each year of operations until 2003. From when we began through December 31, 2005, we have had a total net loss of ($11,924,548) (on sales of $105,222,411). While we operated profitably in 2003, 2004 and 2005, we do not expect to be profitable in the next several years as a result of expenditures we are currently making in order to pursue regulatory approval of our new iron maintenance therapy product.

  DISTRIBUTION OF PRODUCTS IS EXPENSIVE

     We operate our own fleet of trucks to deliver our products and perform inside delivery into the customer's clinic. A significant portion of our products have traditionally been sold in 55 gallon drums consisting primarily of water. The cost to distribute these drums has been expensive relative to the revenue generated by the product. These drums require special handling, including drum pump-off and empty drum return. As a result, distribution costs of our acid products sold in drums are high relative to their sales value. The further a drum is shipped from our facility, the lower our gross profit margin on the drum. In addition, because we deliver our own products, we are directly exposed to fluctuations in fuel costs, which we are unable to recover from our customers on a short term basis. Accordingly, high fuel costs have and may continue to adversely impact our profitability.

     We introduced a powder form of acid concentrate product in 1999 that eliminates the shipping of water in the product. Dialysis service providers, which are our customers, mix the powder product with water at their clinic sites. As a result, we are able to ship more acid concentrate product on a truck and thereby increase the revenue per truckload. Dry acid concentrate sales represented 50% of total acid concentrate sales in 2003, over 50% of total acid concentrate sales in 2004 and approximately 40% of acid concentrate sales in 2005 following substantial growth in liquid acid volumes at our new facility in South Carolina. While we anticipate that customers will prefer the powder form of the acid concentrate product, we do not know if we will be successful in attracting new customers or realizing cost efficiencies in our operations to the extent that we will remain profitable. Most of the new business we added in 2004 consisted of sales of our liquid concentrate products outside of our traditional distribution range. During the first six months of 2005, we added substantial amounts of liquid acid business as well and, as a result, total Dri-Sate revenue, while continuing to increase, represented a lower percentage of total acid concentrate product sales, decreasing to 40% of total acid concentrate product sales. Distribution of our liquid products is more expensive than distribution of the powder form of our products. While we will attempt to convert new customers to the powder form of our product, we do not know whether we will be successful. In March, 2005 we entered into a short-term lease for a manufacturing facility in South Carolina, which we expect to reduce our cost to distribute our products to new customers located in the Southeastern United States. The lease is terminable upon 90 days' notice by the Company or the landlord. On September 10, 2005, the Company received notice of the lease agreement's termination effective December 9, 2005. On December 12, 2005, the Company entered into an extension of this lease pursuant to which the Company continues to lease the South Carolina facility on a month to month basis. We are evaluating manufacturing and distribution alternatives in the Southeastern United States.

  WE FACE STRONG COMPETITION IN OUR MARKET

     There is intense competition in the hemodialysis product market and most of our competitors are large diversified companies which have substantially greater financial, technical, manufacturing, marketing, research and development and management resources than we do. We may not be able to continue to successfully compete with these other companies.

  A FEW SIGNIFICANT CUSTOMERS ACCOUNT FOR MUCH OF OUR SALES VOLUME, AND ATTEMPTS TO EXPAND OUR CUSTOMER BASE MAY BE UNSUCCESSFUL OR UNPROFITABLE

     Our revenue is highly concentrated in a few customers and the loss of any of those customers would adversely affect our results. If we were to lose a significant portion of our business with major national and regional dialysis chains, it could have a substantial negative impact on our cash flow and operating results. If we were to lose a substantial portion of our business, it may have a detrimental impact on our ability to continue our operations in their current form or to continue to execute our business strategy. If we lost a substantial portion of our business, we would be required to take actions to conserve our cash resources and to mitigate the impact of any such losses on our business operations. However, we expect to continue to grow our business while executing our strategic plan to expand our product lines, to expand our geographic reach and to develop our proprietary technology which may include adding facilities and personnel to support our growth. As we increase our business in certain markets and regions, which are further from our manufacturing facilities than we have historically served, we may incur additional costs that are greater than the additional revenue generated from these initiatives.

  OUTSTANDING OPTIONS MAY AFFECT THE MARKET PRICE OF THE COMMON SHARES

     In addition to the common shares offered in this Prospectus, we have reserved 4,750,000 common shares for issuance upon exercise of options under our stock option plan, of which we have granted options to acquire an aggregate of 4,544,904 common shares since inception through June 30, 2006. As of June 30, 2006, options to purchase 3,270,001 common shares remain outstanding. The market price of the common shares may be depressed by the potential exercise of these options. The holders of these options are likely to exercise them when we would otherwise be able to obtain additional capital on more favorable terms than those provided by the options. Further, while the options are outstanding, we may be unable to obtain additional financing on favorable terms.

  THE NASDAQ CAPITAL MARKET COULD DELIST THE COMMON SHARES

     It is a requirement for continued listing of our common shares on The Nasdaq Capital Market that we either maintain a minimum of $2,500,000 in shareholders' equity, have a $35,000,000 market capitalization or have earned $500,000 in net income for two of our three most recently completed fiscal years. We have relied on having shareholders' equity in excess of $2,500,000 and/or market capitalization at $35,000,000 or above, to meet this requirement. As of March 31, 2006, Rockwell had shareholders' equity of $11,918,456. In addition, our market capitalization as of June 30, 2006 was $78,585,300 based on the June 30, 2006, closing price of $6.86 and 11,455,583 common shares outstanding. We expect to incur losses over the next several years. If we are unable to raise sufficient equity to keep shareholders' equity at or above $2,500,000 and our market capitalization drops below $35,000,000, we may be subject to delisting from The Nasdaq Capital Market.

     If The Nasdaq Capital Market delisted our common shares, any subsequent trading in the applicable securities would be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. It could be difficult to dispose of, or to obtain accurate quotations as to the price of, our common shares. Also, our securities would then be subject to Rules 15g-1 to 9 and
Schedule 15G that would impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and high net worth investors. These rules may restrict the ability of broker-dealers to sell the common shares and may affect the ability of holders of our common shares to sell them. The price of our common shares may decline if they are delisted, and we may have difficulty obtaining subsequent financing.

  SHARES ELIGIBLE FOR FUTURE SALE MAY AFFECT THE MARKET PRICE OF THE COMPANY'S COMMON SHARES

     The Company is unable to predict the effect, if any, that future sales of common shares, or the availability of our common shares for future sales, will have on the market price of our common shares from time to time. Sales of substantial amounts of our common shares (including shares issued upon the exercise of warrants or stock options), or the possibility of such sales, could adversely affect the market price of our common shares and also impair the Company's ability to raise capital through an offering of its equity securities in the future. 14,527,857 of the

Company's common shares will be freely tradable without restriction under the Securities Act, except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. Any substantial sale of securities may have an adverse effect on the market price of the common shares.

  WE DEPEND ON GOVERNMENT FUNDING OF HEALTHCARE

     Many of our customers receive the majority of their funding from the government and are supplemented by payments from private health care insurers. Our customers depend on Medicare funding to be viable businesses. If Medicare funding were to be materially decreased, our customers would be severely impacted and could be unable to pay us.

     If we were to obtain FDA approval for our new products, there is no guarantee that our customers would receive reimbursement for the new product, even though the current treatment method is reimbursed by the government. Without reimbursement from the government, it is unlikely that our customers would adopt new treatment methods. There is a risk that the new products may not receive reimbursement or may not receive the same level of reimbursement that is currently in place.

  WE DEPEND ON KEY PERSONNEL

     Our success depends heavily on the efforts of Robert L. Chioini, our President and Chief Executive Officer, and Thomas E. Klema, our Chief Financial Officer, Secretary and Treasurer. Mr. Chioini is primarily responsible for managing our sales and marketing efforts which has driven our growth. We maintain key man life insurance on Mr. Chioini in the amount of $1 million. Neither Mr. Chioini nor Mr. Klema are parties to a current employment agreement with the Company. If we lose the services of Mr. Chioini or Mr. Klema, our business, financial condition and results of operations could be adversely affected.

  WE MAY NOT HAVE SUFFICIENT CASH TO OPERATE THE BUSINESS

     We believe that we will have to raise additional capital through equity sources or debt instruments in order to execute our business strategy. If we are unable to obtain sources of capital, we may have to alter our strategy and could fail and go out of business.

  OUR BUSINESS IS HIGHLY REGULATED

     The testing, manufacture and sale of the products we manufacture and distribute are subject to extensive regulation by the FDA and by other federal, state and foreign authorities. Before medical devices can be commercially marketed in the United States, the FDA must give either 510(k) clearance or premarket approval for the devices. If we do not comply with these requirements we may be subject to any of the following:

     - fines,

     - injunctions,

     - civil penalties,

     - recall or seizure of products,

     - total or partial suspension of production,

     - denial of premarket clearance or premarket approval for devices,

     - withdrawal of marketing clearances or approvals, and

     - criminal prosecution.

     Our business could be adversely affected by any of these actions.

     Our hemodialysis concentrates have been cleared by the FDA. However, the FDA could rescind these clearances and any new products or modifications to our current products that we develop could fail to receive FDA clearance. If the FDA rescinds or denies any current or future clearances or approvals for our products, we would be prohibited from selling those products in the United States until we obtain such clearances or approvals. Our business would be adversely affected by any such prohibition, any delay in obtaining necessary regulatory approvals, or any limits placed by the FDA on our intended use. Our products are also subject to federal regulations regarding manufacturing quality, known as Good Manufacturing Practices, or GMP. In addition, our new products will be subject to review as a pharmaceutical drug by the FDA.

  OUR NEW PRODUCTS MAY NEVER BE APPROVED FOR MARKETING BY THE FDA

     We have signed licensing agreements for water soluble iron supplements to be included in our dialysate products as an iron maintenance therapy for dialysis patients. We have been advised that these water soluble iron supplements will be considered a drug/device combination by the FDA. Our iron maintenance therapy product will require human clinical trials and approval by the FDA. We do not yet know the scope and duration of clinical trials required by the FDA for our new products. Clinical trials are expensive and time consuming to complete, and we may not be able to raise sufficient funds to complete the clinical trials to obtain marketing approval. The process of obtaining FDA approval for a new product may take several years and is likely to involve the expenditure of substantial resources. In addition, the FDA may order the temporary or permanent discontinuation of a clinical trial at any time. Many products that undergo clinical trials are never approved for patient use. Thus, it is possible that our new proprietary products may never be approved to be marketed. If we are unable to obtain marketing approval, our entire investment in new products may be worthless and our licensing rights could be forfeited.

  FOREIGN APPROVALS OF OUR NEW DRUG PRODUCTS FOR MARKETING MAY BE DIFFICULT TO OBTAIN

     The approval procedures for the marketing of our new drug products in foreign countries vary from country to country, and the time required for approval may be longer or shorter than that required for FDA approval. Even after foreign approvals are obtained, further delays may be encountered before products may be marketed. For example, many countries require additional governmental approval for price reimbursement under national health insurance systems.

  MAINTENANCE AND UPKEEP ON OUR MANUFACTURING FACILITIES CAN BE COSTLY

     Manufacturing facilities are subject to periodic inspections for compliance with GMP, and each domestic device or drug manufacturing facility must be registered with the FDA. Foreign regulatory authorities may also have similar regulations. In complying with standards set forth in these regulations, we must expend significant time, money and effort in the area of quality assurance to insure full technical compliance. FDA approval to manufacture a device or drug is site specific. In the event an approved manufacturing facility for a particular drug becomes inoperable, obtaining the required FDA approval to manufacture such drug at a different manufacturing site could result in production delays, which could adversely affect our business and results of operations.

  CHANGES IN HEALTH CARE REFORM COULD ADVERSELY AFFECT OUR BUSINESS

     The federal and state governments in the United States, as well as many foreign governments, from time to time explore ways to reduce medical care costs through health care reform. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, we cannot predict what impact any reform proposal ultimately adopted may have on the pharmaceutical and medical device industry or on the business or operating results of the Company. The Company's activities are subject to various federal, state and local laws and regulations regarding occupational safety, laboratory practices, and environmental protection and may be subject to other present and possible future local, state, federal and foreign regulations.

  WE MAY NOT HAVE SUFFICIENT PRODUCTS LIABILITY INSURANCE

     As a supplier of medical products, we may face potential liability from a person who claims that he or she suffered harm as a result of using our products. We maintain products liability insurance in the amount of $3 million per occurrence and $3 million in the aggregate. Since we have never experienced a product liability claim, we believe that our current insurance will be sufficient to cover any potential liabilities arising from our business and operations. However, we cannot be sure that it will remain economical to retain our current level of insurance, that our current insurance will remain available or that such insurance would be sufficient to protect us against liabilities associated with our business. We may be sued, and we may have significant legal expenses that are not covered by insurance. In addition, our reputation could be damaged by product liability litigation and that could harm our marketing ability. Any litigation could also hurt our ability to retain products liability insurance or make such insurance more expensive. Our business, financial condition and results of operations could be adversely affected by an uninsured or inadequately insured product liability claim in the future.

  VOTING CONTROL AND ANTI-TAKEOVER PROVISIONS REDUCE THE LIKELIHOOD THAT YOU WILL RECEIVE A TAKEOVER PREMIUM

     As of June 30, 2006, the officers and directors of the Company beneficially owned approximately 26.9% of the Company's voting shares (assuming the exercise of options granted to such officers and directors). Accordingly, they may be able to effectively control the Company's affairs. The Company's shareholders do not have the right to cumulative voting in the election of directors. The Board of Directors has the authority, without further approval of the Company's shareholders, to issue shares of preferred stock (the "Preferred Stock") having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of common shares, including by decreasing the amount of earnings and assets available for distribution to holders of common shares and adversely affect the relative voting power or other rights of the holders of the Company's common shares. In addition, the Company is subject to Michigan statutes regulating business combinations, takeovers and control share acquisitions which might also hinder or delay a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Stock when issued and the Michigan statutes regulating business combinations, takeovers and control share acquisitions can have a depressive effect on the market price of the Company's securities and can limit shareholders' ability to receive a premium on their shares by discouraging takeover and tender offer bids.

     The Directors of the Company serve staggered three-year terms, and directors may not be removed without cause. The Company's Articles of Incorporation also set the minimum and maximum number of directors constituting the entire Board at three and fifteen, respectively, and require approval of holders of a majority of the Company's voting shares to amend these provisions. These provisions could have an anti-takeover effect by making it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise or the removal of incumbent officers and directors. These provisions could delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interests, including those attempts that might result in a premium over the market price for the common shares held by the Company's shareholders.

  OUR BOARD OF DIRECTORS IS SUBJECT TO POTENTIAL DEADLOCK

     Our Board of Directors presently has four members, and under our bylaws, approval by a majority of the Directors is required for many significant corporate actions. It is possible that our Board of Directors may be unable to obtain majority approval in certain circumstances, which would prevent us from taking action.

  WE DEPEND ON OUR SALES REPRESENTATIVES AND DISTRIBUTORS TO MARKET OUR PRODUCTS

     We market our products through our own employees and through independent sales representatives and distributors. We have only limited experience in developing and marketing medical products, and our direct sales force consists of three persons, including our Chief Executive Officer. We depend substantially on several independent sales representatives and distributors to generate sales. If these independent sales representatives and distributors fail to market, promote and sell the Company's products, our business, financial condition and results of operations could be adversely affected.

  FUTURE ISSUANCES OF OUR COMMON SHARES MAY DILUTE CURRENT SHAREHOLDERS

     The Company has an aggregate of approximately 5,040,560 common shares authorized but unissued and not reserved for specific purposes. All of such shares may be issued without any action or approval by the Company's shareholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by the Company (other than those currently reserved for issuance), any common shares issued would further dilute the percentage ownership of the Company held by the Company's shareholders.

  THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

     Since inception, the Company has not paid any cash dividend on its common shares and it does not anticipate paying such dividends in the foreseeable future. The payment of dividends by the Company is within the discretion of its Board of Directors and depends upon the Company's earnings, capital requirements, financial condition and requirements, future prospects, restrictions in future financing agreements, business conditions and other factors deemed relevant by the Board. The Company intends to retain earnings, if any, to finance its operations.

  THE MARKET PRICE OF THE COMPANY'S SECURITIES MAY BE VOLATILE

     The market price of the Company's securities may be highly volatile. Quarterly operating results of the Company; changes in the general conditions in the economy, the financial markets, or the medical products industry; changes in financial estimates by securities analysts or failure by the Company to meet such estimates; litigation involving the Company; actions by governmental agencies; or other developments affecting the Company or its competitors, could cause the market price of the Company's securities to fluctuate substantially. The historically low trading volume of the Company's securities may also cause the market price of the Company's securities to fluctuate significantly in response to a relatively low number of trades or transactions involving the Company's securities. In addition, the stock market may experience significant price and volume fluctuations which may affect the market price of the Company's securities for reasons that are unrelated to the Company's operating performance and that are beyond the Company's control.

                                   THE COMPANY

     We are a Michigan corporation, incorporated on October 25, 1996. Our principal executive offices are located at 30142 Wixom Road, Wixom, Michigan 48393. Our main telephone number is (248) 960-9009.

     We manufacture hemodialysis concentrates and dialysis kits, and we sell, distribute and deliver these and other ancillary hemodialysis products to hemodialysis providers in the United States, the Far East, eastern Europe and Latin America. Hemodialysis duplicates kidney function in patients with failing kidneys. Without properly functioning kidneys, a patient's body cannot get rid of excess water and waste products and cannot regulate electrolytes in his or her blood. Without frequent and ongoing hemodialysis treatments these patients would die.

     We have also entered into two licensing agreements covering three U.S. patents, two issued and one pending, as well as several foreign patents for iron supplemented dialysate for treatment of iron deficiency in dialysis patients. We are planning to conduct clinical trials of iron supplemented dialysate, which we also refer to as dialysate iron and more specifically as Soluble Ferric Pyrophosphate (SFP). To realize a commercial benefit from this therapy, and pursuant to the license agreements, we must complete clinical trials and obtain U.S. Food and Drug Administration ("FDA") approval to market iron supplemented dialysate. We also plan to seek foreign market approval for this product. We believe this product will substantially improve iron maintenance therapy and, if approved, will compete for the global market for iron maintenance therapy. We estimate that global sales of intravenous iron maintenance therapies may exceed $500,000,000 per year based on estimates from manufacturers of IV iron products, and we estimate the market size in the United States for this iron therapy is over $300,000,000 per year. We cannot, however, give any assurance that this product will be approved by the FDA or, if approved, that it will be successfully marketed.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the shares being sold in this offering.

                                 CAPITALIZATION

     The following table sets forth our actual capitalization as of March 31, 2006. You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes to Financial Statements incorporated by reference from our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and from our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006.


                                                             AT MARCH 31, 2006
                                                             -----------------


Shareholders' equity:
Preferred Stock, 2,000,000 shares authorized, no shares
  issued and outstanding at March 31, 2006.................     $          0
Common Shares, 20,000,000 shares authorized; 11,283,188
  shares issued and outstanding at March 31, 2006(1).......     $ 22,392,248
Accumulated Deficit........................................     $(10,487,835)
Total Shareholders' Equity.................................     $ 11,918,456
Total Capitalization.......................................     $ 15,189,920


--------

  (1) The number of shares outstanding as of March 31, 2006 does not include:

     - 3,753,857 common shares reserved for issuance upon exercise of options which have been or may be granted for issuance under the Company's 1997 Stock Option Plan, of which options to acquire an aggregate of 4,266,144 options have been granted and 3,270,001 remain outstanding as of June 30, 2006.

     - 25,000 common shares issuable upon the exercise of privately held warrants which were exercised on June 30, 2006, but were outstanding as of March 31, 2006.

                               SELLING SHAREHOLDER

     This is an offering of 111,895 common shares by the selling shareholder named below. The selling shareholder acquired these shares on June 22, 2006 in a private placement of our common shares for $4.4684 a share. We are registering the selling shareholder's resale of these shares pursuant to a Registration Rights Agreement between the selling shareholder and us. The registration of these shares does not necessarily mean that any of them will be offered or sold by the selling shareholder. The following table sets forth the name of the selling shareholder, the number of common shares beneficially owned by it as of June 22, 2006, the number of common shares being offered by it pursuant to this Prospectus, and the number and percentage of common shares owned by it after the offering, assuming all shares offered by it are sold and are sold to third parties:


                                 NUMBER OF                             NUMBER OF          PERCENTAGE
                               COMMON SHARES        NUMBER OF        COMMON SHARES       BENEFICIALLY
NAME OF SELLING              BENEFICIALLY OWNED   COMMON SHARES   BENEFICIALLY OWNED     OWNED AFTER
SHAREHOLDER                 BEFORE THE OFFERING     OFFERED(1)    AFTER THE OFFERING   THE OFFERING(2)
---------------             -------------------   -------------   ------------------   ---------------


Emerald Asset Advisors,
  LLC.....................        500,000            500,000               0                  0%


--------

  (1) Represents all of the common shares the listed selling shareholder acquired in our June 22, 2006 private placement of common shares.

  (2) Based on 11,455,583 common shares outstanding as of June 30, 2006. Assuming all shares offered by this Prospectus are sold and are sold to third parties.

                               REGISTRATION RIGHTS

     The selling shareholder acquired the common shares offered by this Prospectus on June 22, 2006 pursuant to a private placement of our common shares. We are obligated to register the Common Shares offered by this Prospectus under the Registration Rights Agreement between the selling shareholder and the Company dated June 22, 2006.

                              PLAN OF DISTRIBUTION

     The selling shareholder of the common shares covered by this Prospectus or any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, negotiated or market prices. The selling shareholder may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - settlement of short sales entered into after the date of this Prospectus;

     - broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     - a combination of any such methods of sale;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     - any other method permitted pursuant to applicable law.

     The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NADSR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholder may also, on or after the date of this Prospectus, sell the common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%) of the market price of the common shares.

     In the event the selling shareholder is deemed to be an "underwriter" within the meaning of the Securities Act with respect to the common shares, any difference between the price at which they purchased the common shares and the market price of the common shares could be deemed to be a discount or commission and such deemed discount or commission could exceed eight percent (8%) of the market price of the common shares.

     The Company is required to pay the fees and expenses incurred by the Company incident to the registration of the shares as well as certain of the fees and expenses of the selling shareholder. The Company has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling shareholder has agreed to indemnify the Company against certain losses, claims, damages and liabilities, including liabilities under the Securities Act arising out of or relating to any omission or alleged omission of a material fact required to be stated herein or necessary to make the statements herein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by selling shareholder to the Company specifically for inclusion herein or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding selling shareholder furnished in writing to the Company by selling shareholder expressly for use herein.

     Because the selling shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each selling shareholder has advised us that it has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholder.

     We agreed to keep this Prospectus effective for a period ending on the date that all of the common shares have been sold or if later, until June 22, 2007. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common shares for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common shares by the selling shareholder or any other person. We will make copies of this Prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

     The following table sets forth the estimated amounts of expenses to be borne by the Company in connection with the issuance and distribution of the common shares being registered, other than underwriting discounts and commissions:



Securities and Exchange Commission Registration Fee..........  $     83.93
Printing and Engraving Expenses..............................  $  1,000.00
Accounting Fees and Expenses.................................  $  2,000.00
Legal Fees and Expenses......................................  $115,000.00
Transfer Agent's and Registrar's Fees and Expenses...........  $  1,000.00
Miscellaneous Expenses.......................................  $ 13,000.00
                                                               -----------
Total........................................................  $132,083.93
                                                               ===========



     None of these expenses will be borne by the selling shareholder. All of these expenses, except the Securities and Exchange Commission registration fee, represent estimates only.

                                  LEGAL MATTERS

     The validity of the common shares offered by this Prospectus will be passed upon for Rockwell by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, have been audited by Plante & Moran, PLLC, independent auditors, as stated in their report which is incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

     The provisions of the Company's Bylaws relating to indemnification of Directors and Executive Officers generally provide that Directors and Executive Officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a Director or Executive Officer. These obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act or the Michigan Uniform Securities Act, as amended. The Company believes that such indemnification will assist the Company in continuing to attract and retain talented Directors and Officers in light of the risk of litigation directed against directors and officers of publicly-held corporations.

     Pursuant to the Registration Agreement between the Company and the selling shareholder, we have agreed to indemnify the selling shareholder or contribute to losses arising out of certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act. The selling shareholder has agreed to a similar indemnification of us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated amounts of expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:



Securities and Exchange Commission Registration Fee..........  $     83.93
Printing and Engraving Expenses..............................  $  1,000.00
Accounting Fees and Expenses.................................  $  2,000.00
Legal Fees and Expenses......................................  $115,000.00
Transfer Agent's and Registrar's Fees and Expenses...........  $  1,000.00
Miscellaneous Expenses.......................................  $ 13,000.00
                                                               -----------
Total........................................................  $132,083.93
                                                               ===========



     None of these expenses will be borne by the selling shareholder. All of these expenses, except the Securities and Exchange Commission registration fee, represent estimates only.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Michigan Business Corporation Act, as amended, authorizes a corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of the Company's Bylaws relating to indemnification of Directors and Executive Officers generally provide that Directors and Executive Officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a Director or Executive Officer. These obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act or the Michigan Uniform Securities Act, as amended. The Company believes that such indemnification will assist the Company in continuing to attract and retain talented Directors and Officers in light of the risk of litigation directed against directors and officers of publicly-held corporations.

     The Michigan Business Corporation Act, as amended, also permits Michigan corporations to limit the personal liability of Directors for a breach of their fiduciary duty. The provisions of the Company's Articles of Incorporation limit Director liability to the maximum extent currently permitted by Michigan law. Michigan law allows a corporation to provide in its articles of incorporation that a Director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability for specified acts. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against Directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct. These provisions, however, do not affect liability under the Securities Act.

     Pursuant to the Registration Agreement between the Company and the selling stockholder, we have agreed to indemnify the selling shareholder or contribute to losses arising out of certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act. The selling shareholders have agreed to a similar indemnification of us.

     In addition, the Company has obtained Directors' and Officers' liability insurance. The policy provides for $4,000,000 in coverage including prior acts dating to the Company's inception and liabilities under the Securities Act in connection with this Offering.

ITEM 16.  EXHIBITS

     See Exhibit Index immediately preceding the exhibits.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
     (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to the Securities Exchange Act of 1934 or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the City of Wixom, State of Michigan, on July   , 2006.

                                        ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                        (Registrant)

                                        By: /s/ ROBERT L. CHIOINI
                                            ------------------------------------
                                            ROBERT L. CHIOINI
                                            Its: President and Chief Executive
                                                 Officer and
                                                 Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), hereby constitutes and appoints Robert L. Chioini and Thomas E. Klema, and each of them, with full power of substitution and re-substitution, his true and lawful attorneys-in-fact and agents for each of the undersigned and on his behalf and in his name, place and stead, in any and all capacities, with full power and authority in such attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission and any state securities regulatory board or commission the registration statement on Form S-3 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration by the Company and sale of common shares, no par value per share, by the selling shareholder, any and all amendments or supplements to such registration statement, including any amendment or supplement thereto changing the amount of securities for which registration is being sought, any post-effective amendment, and any registration statement or amendment to such registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including, without limitation, The Nasdaq Capital Market, the National Association of Securities Dealers, Inc. and any federal or state regulatory authority pertaining to such registration statement; granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them and any of their substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                               TITLE                         DATE
           ---------                               -----                         ----


   /s/ ROBERT L. CHIOINI             President, Chief Executive Officer     July 19, 2006
-------------------------------          and Chairman of the Board
       ROBERT L. CHIOINI               (Principal Executive Officer)

    /s/ THOMAS E. KLEMA                  Vice President of Finance,         July 19, 2006
-------------------------------      Chief Financial Officer, Treasurer
        THOMAS E. KLEMA                             and
                                       Secretary (Principal Financial
                                                Officer and
                                       Principal Accounting Officer)

           SIGNATURE                               TITLE                         DATE
           ---------                               -----                         ----


    /s/ KENNETH L. HOLT                           Director                  July 19, 2006
-------------------------------
        KENNETH L. HOLT

     /s/ RONALD D. BOYD                           Director                  July 19, 2006
-------------------------------
         RONALD D. BOYD

     /s/ PATRICK BAGLEY                           Director                  July 19, 2006
-------------------------------
         PATRICK BAGLEY

                                  EXHIBIT INDEX


   EXHIBIT                                   DESCRIPTION
   -------                                   -----------


     4.1       Articles of Incorporation of the Company, incorporated by reference to
               Exhibit 4(i).1 to the Company's Registration Statement on Form SB-2,
               File No. 333-31991
               Certificate of Amendment to Articles of Incorporation of the Company,
               incorporated by reference to Exhibit 3(i).2 to the Company's
               Registration Statement on Form SB-2, File No. 333-31991.
               Certificate of Correction to Articles of Incorporation of the Company,
               incorporated by reference to Exhibit 3(i).3 to the Company's
               Registration Statement on Form SB-2, File No. 333-31991.
               Certificate of Amendment to Articles of Incorporation of the Company,
               incorporated by reference to Exhibit 3(i).4 to the Company's
               Registration Statement on Form SB-2, File No. 333-31991.

     4.2       Bylaws of the Company, incorporated by reference to Exhibit 3(ii) to the Company's Registration Statement on Form SB-2, File No. 333-31991.

     4.3       Registration Rights Agreement, dated as June 22, 2006, between the
               Company and Emerald Asset Advisors, incorporated by reference to
               Exhibit 10.2 to the Company's Current Report on Form 8-K, dated June
               22, 2006.

     5.1* Opinion of Honigman Miller Schwartz and Cohn LLP concerning the legality of the securities being offered.

    23.1*      Consent of Plante & Moran, PLLC.

    24.1* Powers of Attorney (included after the signature of the registrant contained on page 17 of this registration statement).


--------

   * Filed with this registration statement.